Greenidge Announces Continued Expansion of Power Capacity;
Company Has Secured Access To 60 MW of Low-Cost Power in South Carolina

Greenidge Planning Development of 60 MW Data Center on its South Carolina Property

Builds on Recent Addition of 40 MW of Low-Cost Power in Mississippi and North Dakota

Dresden, NY – April 4, 2024 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the "Company"), a vertically integrated cryptocurrency datacenter and power generation company, today announced that it continues to expand its U.S. footprint capacity and has secured access to 60 MW of low-cost power in South Carolina. This follows the Company’s recently announced acquisition of 32.5 MW of mining capacity in Mississippi and 7.5 MW of mining capacity in North Dakota, bringing the total new power capacity added this past month to approximately 100 MW.

Greenidge’s expansion in South Carolina flows from a new agreement for anticipated electric services of a peak electrical load of 60 MW to be developed on 20 acres of a 150-acre parcel of property owned in Spartanburg, South Carolina. In the coming months, Greenidge intends to leverage the site’s power capacity, optimal footprint and infrastructure for the development of a GPU data center, with plans to activate the site by June 2025. In tandem, Greenidge will also commission a study to evaluate the timing and cost associated with the potential addition of 250 MW on the remaining 130 acres of the property in South Carolina.

Greenidge CEO Jordan Kovler commented: “With our recent addition of 100 MW of total power capacity, we continue to demonstrate the positive progress we are making at Greenidge. This power delivery agreement builds on the growth we recently announced in Mississippi and North Dakota, and it shows our clear focus on increasing profitability through steps that have the potential to transform our business as we expand our footprint across the country. In the coming months, we will execute on the development of these sites while continuing to find additional opportunities that allow us to grow.”

In March, Greenidge produced approximately 130 bitcoin, of which 42 bitcoin were produced by Greenidge-owned miners and 88 were produced through our datacenter hosting. Greenidge’s hash rate in March was approximately 2.62 EH/s, with 0.85 EH/s from Greenidge-owned miners and 1.77 EH/s from our datacenter hosting. Greenidge’s hash rate is expected to increase to 2.87 EH/s as a result of ongoing deployment of over 2,700 of its miners. Moving forward, Greenidge will report its bitcoin mined on a monthly basis, in response to shareholder feedback.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts

Investors
Nick Ratti
315-536-2359
nratti@greenidge.com
investorrelations@greenidge.com

Media
Longacre Square Partners
Charlotte Kiaie / Kate Sylvester, 646-386-0091
greenidge@longacresquare.com

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